Exhibit 99.1

Oakley to File Amended Financial Statements

Changes in Accounting for Foreign Currency Hedges Increases 2004 and 2005 Net Income

FOOTHILL RANCH, Calif., March 10, 2006 -- Oakley, Inc. (NYSE:OO) today announced it will file an amendment to its 2004 Annual Report on Form 10-K, restating certain financial information for the 2000-2004 fiscal years to correct its application of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133), due to insufficient documentation of certain foreign currency hedging activities. Additionally, the company will amend its previously filed 2005 Quarterly Reports on Form 10-Q. In light of this announcement, investors should no longer rely on Oakley's previously released financial statements for these periods or the guidance given by the company.

Oakley uses hedge instruments to manage foreign currency financial exposures that occur in the normal course of its business. The company does not hold or issue derivatives for trading or speculative purposes.

"This restatement is necessary because we determined we did not satisfy certain detailed documentation standards at the inception of the hedges as required for hedge accounting under FAS 133," said Richard Shields, chief financial officer, Oakley, Inc. "These hedges were effective from an economic perspective and they achieved our risk management objectives. While the impact of this restatement will change net income within the various periods covered -- increasing in some periods and decreasing in others -- the cumulative impact on net income over the life of each hedge derivative instrument is the same under both the restated and prior accounting treatments."

"This change in the accounting classification of the foreign currency hedging activities will have no impact on the company's net sales, cash flows, cash position, debt covenant compliance or dividends," Shields continued. "We are currently taking steps to ensure that documentation of our future hedging activities will be in compliance with FAS 133. These future activities are expected to be accounted for as cash flow hedges consistent with our prior accounting treatment."

The company expects to file a Form 12b-25 seeking an extension of time to file its annual report on Form 10-K for the fiscal year ended December 31, 2005 and expects to file both the 2005 Annual Report on Form 10-K and amended 2004 Annual Report on Form 10-K/A by March 31, 2006. The company also expects to file amended 2005 Quarterly Reports on Form 10-Q/A prior to filing its first quarter 2006 Form 10-Q in May 2006.

Revised Accounting Procedures

The company's management has determined that a control deficiency existed with respect to internal control over financial reporting related to the company's review of hedging activity under FAS 133. Accordingly, the company concluded that its disclosure controls and procedures were not effective and this control deficiency constituted a material weakness in its internal control over financial reporting as of December 31, 2004.

The primary effect of the restatements will be a change in the accounting classification of the company's foreign currency derivative instruments. Under the prior accounting classification, these instruments were considered cash flow hedges and therefore any increases or decreases in the fair value of these instruments were included in accumulated other comprehensive income on the company's balance sheet, and therefore had no effect on net income for the reporting period. Any realized gains or losses were recorded in cost of goods sold when the instruments matured. Under the revised accounting treatment, any increase or decrease in the fair value of these instruments is recorded in cost of goods sold each month.

The following table summarizes the estimated impact of the revisions to hedge accounting and related effective tax rate on the company's net income and earnings per share for the amended periods:

                          Twelve Months Ended December 31,
                     -------------------------------------------------
                       2005        2004      2003      2002      2001
                     -------     -------   -------   -------   -------
                            (dollars in thousands except for EPS)
 Net income, as
  previously
  reported           $51,851(a)  $41,550   $38,196   $40,637   $50,371
 Net income, as
  restated            59,660      43,515    32,949    37,092    53,079
                     -------     -------   -------   -------   -------
 Difference            7,809       1,965    (5,247)   (3,545)    2,708
 Earnings per
  diluted share,
  as previously
  reported             $0.75(a)    $0.60     $0.56     $0.59     $0.72
 Earnings per
  diluted share,
  as restated           0.87        0.63      0.48      0.53      0.76
                        ----        ----      ----      ----      ----
 Difference             0.12        0.03     (0.08)    (0.06)     0.04

 (a) preliminarily reported on February 9, 2006

Impact on Guidance

The company announced on February 9 that 2006 earnings per diluted share were expected to be approximately $0.73 -- equal to the 2005 preliminary results of $0.75, less $0.02 for the implementation of expensing stock options in 2006. The company also announced, at that time, that the fair value of its hedging instruments at December 31, 2005 was a gain of $4.3 million recorded on its balance sheet in accumulated other comprehensive income. The company also indicated that if it were to change the accounting for its hedging activities, the actual gains on these instruments, which will be recorded in 2006 when they mature, would be reduced by this $4.3 million gain.

The 2006 guidance provided on February 9 assumed that all gains on hedge instruments would be taken into income upon the expiration of the underlying hedge instruments in 2006. Due to the change in accounting for hedge activities, the fair value gain of $4.3 million will now be recorded in the company's net income for 2005. The company also indicated that it now expects to have an effective tax rate of approximately 35 percent in 2006. Accordingly, the company is reducing its 2006 annual earnings per share guidance by the after-tax effect of this $4.3 million gain and higher tax rate, or $0.05 per share, resulting in $0.68 expected earnings for the year. The company reaffirmed that it expects net sales growth of at least 10 percent in 2006 and that the restatement has no effect on the company's underlying operating performance.

The company reaffirmed its previously issued 2007 earnings per diluted share guidance which reflected compound growth of at least 10 percent per year from the preliminary 2005 results reduced for stock options expensing.

About Oakley, Inc.

Oakley, Inc. designs, manufactures and distributes high-performance sunglasses, prescription lenses and frames, goggles and technology-enabled eyewear that utilize the company's High Definition Optics(r) (HDO(r)), a collective platform of patented technologies that offer unbeatable optical performance. The company also produces technical and active apparel, footwear and accessories. Trailing-12-month net sales through December 31, 2005 totaled US $648.1 million. Oakley, Inc. press releases, SEC filings and the company's annual report are available at investor.oakley.com.

The Oakley Inc. logo is available at: http://www.primezone.com/newsroom/prs/?pkgid=1533

Safe Harbor Disclaimer
This press release contains certain statements of a forward-looking nature. Such statements are made pursuant to the "forward-looking statements" and "safe harbor" provisions within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include, but are limited to growth and strategies, future operating and financial results, financial expectations and current business indicators and typically identified by the use of terms such as "look," "may," "will," "should," "might," "believe," "plan," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. The accuracy of such statements may be affected by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including but not limited to: risks related to the successful implementation and operation of the company's multi-branded eyewear growth strategy, the company's ability to optimize manufacturing processes, incorporate Oakley's High Definition Optics and expand the brands into additional international markets; the company's ability to integrate acquisitions and benefit from accretive earnings in 2006; the company's ability to manage rapid growth; risks related to the limited visibility of future sunglass orders associated with the company's "at once" production and fulfillment business model; the ability to identify qualified manufacturing partners; the ability to coordinate product development and production processes with those partners; the ability of those manufacturing partners and the company's internal production operations to increase production volumes on raw materials and finished goods in a timely fashion in response to increasing demand and enable the company to achieve timely delivery of finished goods to its retail customers; the ability to provide adequate fixturing to existing and future retail customers to meet anticipated needs and schedules; the dependence on eyewear sales to Luxottica Group S.p.A, which, as a major competitor, could materially alter or terminate its relationship with the company; the company's ability to expand and grow its distribution channels and its own retail operations; unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by retailers; a weakening of economic conditions could continue to reduce demand for products sold by the company and could adversely affect profitability, especially of the company's retail operations; terrorist acts, or the threat thereof, could adversely affect consumer confidence and spending, could interrupt production and distribution of product and raw materials and could, as a result, adversely affect the company's operations and financial performance; the ability of the company to integrate licensing arrangements without adversely affecting operations and the success of such initiatives; the ability to continue to develop and produce innovative new products and introduce them in a timely manner; the acceptance in the marketplace of the company's new products and changes in consumer preferences; reductions in sales of products, either as the result of economic or other conditions or reduced consumer acceptance of a product, could result in a buildup of inventory; the ability to source raw materials and finished products at favorable prices to the company; the potential impact of periodic power crises on the company's operations including temporary blackouts at the company's facilities; foreign currency exchange rate fluctuations; natural disasters; the company's ability to identify and execute successfully cost control initiatives; and other risks outlined in the company's SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on From 10-Q for the quarter ended September 30, 2005 and other filings made periodically by the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to update this forward-looking information, except as it is required to do so by securities laws. Nonetheless, the company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

CONTACT:  Oakley, Inc.
          Lance Allega, Director of Investor Relations
          (949) 672-6985
          lallega@oakley.com

          PondelWilkinson
          Ron Parham, Investor Relations Counsel
          (503) 297-0202
          rparham@pondel.com